Exhibit 5.1
[Munger, Tolles & Olson LLP Letterhead]
June 3, 2011
Air Lease Corporation
2000 Avenue of the Stars, Suite 1000N
Los Angeles, California 90067

Re:	Registration Statement on Form S-8
Ladies and Gentlemen:
     We have acted as your counsel in connection with the filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of your Registration Statement on Form S-8 (the “Registration Statement”), relating to the registration of 8,193,088 shares (the “Shares”) of your Class A common stock, par value $0.01 per share, issuable pursuant to the Amended and Restated Air Lease Corporation 2010 Equity Incentive Plan (the “Plan”).
     As your counsel, we have reviewed the actions you propose to take in connection with the issuance and sale of the Shares to be issued under the Plan. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate for the purposes of rendering the opinion set forth below. As to certain factual matters, we have relied, without independent verification, on certificates of public officials and certificates of your officers and representatives. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We are admitted to practice law in the State of California, and we render this opinion only with respect to, and

Air Lease Corporation
June 3, 2011

express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and reported judicial decisions relating thereto.
     Based on the foregoing, we advise you that, in our opinion, when the Shares have been issued and sold in accordance with the terms of the Plan and the agreements referred to therein and upon receipt by you of adequate consideration therefor, they will be validly issued, fully paid and non-assessable.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.
Very truly yours,
/s/ Munger, Tolles & Olson LLP
Munger, Tolles & Olson LLP